EXHIBIT 3.7

                                                                 NUMBER:  235440

                                [GRAPHIC OMITTED]

                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME

                                   COMPANY ACT


           CANADA
PROVINCE OF BRITISH COLUMBIA




                            I HEREBY CERTIFY that

                             FORCE RESOURCES LTD.


                        has this day changed its name to

                             FORCE TECHNOLOGIES INC.




                              ISSUED under my hand at Victoria, British Columbia
                                             On December 01, 1994
           SEAL



                                                       JOHN S. POWELL
                                                   Registrar of Companies


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